EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

AS OF DECEMBER 31, 2024

Life Insurance Segment

Security National Life Insurance Company

Reppond Holding Corporation

First Guaranty Insurance Company

Kilpatrick Life Insurance Company

Southern Security Life Insurance Company, Inc.

Trans-Western Life Insurance Company

Security National Funding Company

New York Land Holdings, Inc.

SN Farmington LLC

434 Holdings LLC

5300 Development LLC

Ascension 5204 LLC

Ascension 433 LLC

SN Diamond LLC

Security National Real Estate Services, Inc. dba Security National Commercial Capital

Marketing Source Center, Inc. dba Security National Travel Services

SNFC Subsidiary, LLC

American Funeral Financial, LLC

FFC Acquisition Co., LLC dba Funeral Funding Center

Canadian Funeral Financial, LLC

Mortician’s Choice, LLC

C & J Financial, LLC

Beta Capital Corp.

Beneficiary Advance LLC

MFF Capital LLC

SNCH Venture LLC

SNW-HAFB LLC

SNH Investments LLC

SNMA Properties LLC

SNMA-AR LLC

SNMA-AR2 LLC

SNMA-PF LLC

SNMA-SC LLC

SNA Venture LLC

SNA-AM LLC

SNA-CM LLC

SNA-DM LLC

SNA-MB LLC

SNA-MV LLC

SNA-RVP LLC

SNA-RVP2 LLC

SNA-SE LLC

SNA-SR LLC

SNA-SW LLC

SNA-TM LLC

SNA-TR LLC

SNA-TR2 LLC

SNA-WL2 LLC

SNHH LLC

SN Marketing LLC

Mortgage Segment

SecurityNational Mortgage Company

EverLEND Mortgage Company

SN-TLV LLC

SN Sunset LLC

Cemetery/Mortuary Segment

California Memorial Estates, Inc. dba Singing Hills Memorial Park

Holladay Memorial Park, Inc.

Holladay Memorial Park Foundation Trust

Cottonwood Mortuary, Inc.

Deseret Memorial, Inc.

Holladay-Cottonwood Memorial Foundation

Holladay-Cottonwood Memorial Foundation Trust

Memorial Estates, Inc.

Memorial Estates Endowment Care

Memorial Estates Trusts

SN Mapleton LLC

SN Silver Creek LLC

Memorial Mortuary, Inc.

Affordable Funerals and Cremations of America, Inc.

SN Probst LLC

SN-Holbrook LLC

SN-Rivera LLC

SNR-LA LLC

SNR-Taos LLC

SNR-SF Cemetery LLC

SNR-SF Mortuary LLC

SNR-Espanola LLC

SN Oquirrh LLC

SN Towns LLC